                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, For Use of the
                                               Commission Only (as Permit-
                                               ted by Rule 14a-6(e) (2))
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                           Merry Land Properties, Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         [X] No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         (5) Total fee paid:

--------------------------------------------------------------------------------

         [ ] Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount Previously Paid:

--------------------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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

                                [MERRY LAND LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 19, 2001

               To The Shareholders of Merry Land Properties, Inc.

         The Annual Meeting of Shareholders of Merry Land Properties, Inc. will be held at the at the company's corporate office located at 624 Ellis Street, Augusta, Georgia, on Thursday, April 19, 2001, at 10:00 a.m. for the following purposes:

         1. TO ELECT TWO DIRECTORS TO TERMS EXPIRING AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

         2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

         The close of business on March 5, 2001 has been set by the directors as the record date for determination of stockholders of the company who are entitled to notice of and to vote at the meeting. A copy of the 2000 Annual Report is enclosed.

         All Shareholders, especially those who do not expect to attend the meeting in person, are requested to date, vote and sign the enclosed proxy card, indicating any voting instructions, and to return it in the accompanying envelope.



                                            By order of the Board of Directors,



                                            DORRIE E. GREEN

                                            Secretary

March 21, 2001

                       PLEASE VOTE AND RETURN THE ENCLOSED

                               PROXY CARD PROMPTLY

                           MERRY LAND PROPERTIES, INC.

                                 PROXY STATEMENT

         General. This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Shareholders of Merry Land Properties, Inc. to be held Thursday, April 19, 2001 at the company's corporate offices located at 624 Ellis Street, Augusta, Georgia 30901 at 10:00 a.m. Our telephone number is 706/722-6756. This proxy statement and the enclosed proxy are being first mailed to the company's stockholders on or about March 21, 2001.

         Voting. When proxies are properly executed and returned, the shares of common stock they represent will be voted or abstained at the meeting as directed. If no directions are noted, they will be voted to elect the directors nominated by the Board. While the company's management knows of no other matters to be considered at the meeting, the proxies named will have the authority to vote on any other matter which may properly be presented at the meeting. In addition, the proxies will have the authority to vote for any person for election as a director in lieu of the nominated individual, if the nominee is unable to serve.

         The following rules govern voting at the Annual Meeting:

         - A majority of the shares of common stock entitled to vote will constitute a quorum. Shares of common stock are counted for quorum purposes if they are represented for any purpose at the meeting other than solely to object to holding the meeting or transacting business at the meeting.

         - For the election of directors a quorum must be present, either in person or by proxy, and a plurality of the shares voting must vote in the affirmative.

         - Abstentions and broker non-votes are neither counted for purposes of determining the number of affirmative votes required for the election of directors nor voted for or against matters presented for shareholder consideration. Consequently, so long as a quorum is present, abstentions and broker non-votes have no effect on the outcome of any vote.

         Revocation of Proxies. Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person. A shareholder may revoke a proxy at any time before it is voted.

         Solicitation. The accompanying proxy is solicited by the company. The expense of solicitation, which is not expected to exceed the normal expense of a proxy solicitation for a meeting at which directors are elected, will be borne by the company.

                        DIRECTORS AND EXECUTIVE OFFICERS

         Merry Land's Bylaws provide for a Board of Directors consisting of not less than five nor more than nine members. The number of directors is fixed at five for the current year. Directors of the company are divided into three classes, consisting of two directors whose terms expire at the 2001 Annual Meeting of Stockholders, one director whose term expires at the 2002 Annual Meeting, and two directors whose terms expire at the 2003 Annual Meeting. At the 2001 Annual Meeting, two directors will be elected to hold office for three year terms and until their successors are elected and qualify. David W. Cobb and Stewart R. Speed, current directors of the company, are the nominees for election as directors for a term which expires in 2004. Unless instructed to the contrary, the accompanying proxy will be voted to elect Messrs. Cobb and Speed as directors. The proxies may not be voted for more than two directors.

         On February 26, 2001 the Board of Directors held a special meeting to elect Mr. Jefferson B.A. Knox as the replacement director for Mr. Boone A. Knox. Mr. Boone Knox's resignation became effective on election of his successor. Mr. Jefferson Knox's term will expire in 2003.

         All executive officers of the company are elected annually for terms of one year and hold office until their successors are elected and qualify.

The table below provides information about the company's directors and executive officers.

                                                                           Year                                  Common
   Name, Business                                                       Director's    Director          Stock Beneficially Owned
   Experience and                                   Position               Term      or Officer       ------------------------------
     Committees                       Age          with Company           Expires      Since          Amount(1)        Percentage(2)
------------------------------------------------------------------------------------------------------------------------------------

DAVID W. COBB                         52             Director               2001         1998          9,000(3)              .3%

Member of Audit and Compensation Committee. Chairman and Chief Executive Officer of Realty Logix, Inc. since June 2000. Previously, President of Provident Capital Funding, a division of The Provident Bank from January 1999 to May 2000. Chairman, President, and Chief Executive Officer of National Capital Holdings, Inc. from February 1997 to December 1998. President of mortgage finance subsidiaries of Furman Selz LLC from October 1995 to January 1997.

DORRIE E. GREEN                       42       Vice President, Chief         N/A         1998        106,447(4)(5)          4.0%
                                                 Financial Officer,
                                                   Secretary, and
                                                      Treasurer

Previously, Chief Financial Officer of Merry Land & Investment Company, Inc. (9) from January 1998 to October 1998. Vice President of Merry Land & Investment Company, Inc. from January 1995 to October 1998. Employee of Merry Land & Investment Company, Inc. since 1994.

W. TENNENT HOUSTON                    50         Chairman of the            2002         1998        477,117(4)(6)         17.6%
                                                  Board, Chief
                                                Executive Officer

Member of Executive Committee. Previously, Chief Executive Officer and President of Merry Land & Investment Company, Inc. (9) from December 1996 to October 1998. Chief Operating Officer of Merry Land & Investment Company from 1985 to December 1996.

JEFFERSON B. A. KNOX                  38             Director               2003         2001        121,795(7)             4.5%

Member of Audit and Compensation Committee. Executive Director of The Knox Foundation, a private charitable foundation since April 1998. Previously, President of the Columbia County, Georgia division of Allied Bank of Georgia, which was acquired in 1997 by Regions Bank of Georgia from 1992 to 1998. Currently, Director of Netzee, Inc.

STEWART R. SPEED                      36             Director               2001         1998          5,300(3)              .2%

Member of Audit and Compensation Committee. Development Manager with Southeast Capital Partners, Inc. since January 2000. Previously, Vice President of East Group Properties, Inc. from February 1997 to January 2000. Employee of Merry Land & Investment Company, Inc. (9) from April 1993 to January 1997.

MICHAEL N. THOMPSON                   52       Director, President,         2003         1998        283,177(4)(8)         10.4%
                                                 Chief Operating
                                                     Officer

Member of Executive Committee. Previously, Executive Vice President of Merry Land & Investment Company, Inc. (9) from January 1997 to October 1998. Chief Operating Officer of Merry Land & Investment Company, Inc. from December 1996 to October 1998. Vice President of Merry Land & Investment Company, Inc. from August 1992 to January 1997. Currently, Trustee of Equity Residential Properties Trust.

(1) The shares shown were owned directly as of March 5, 2001 unless otherwise indicated.

(2)      Assumes 2,712,966 outstanding shares as of March 5, 2001.

(3) Messrs. Cobb and Speed each received grants of 2,000 common stock shares in both June 1999 and January 2001.

(4) On October 19, 1998 Messrs. Houston and Thompson received grants of 107,527 restricted common stock shares, and Mr. Green received a grant of 53,764 restricted common stock shares. One-fifteenth of these restricted common stock shares vest on each anniversary date of the grants.

         On January 20, 2000 Messrs. Houston and Thompson received in lieu of cash bonuses grants of 20,000 restricted common stock shares, and Mr. Green received in addition to his cash bonus a grant of 10,000 restricted common stock shares. One-fifth of these shares granted vest on each anniversary date of the grants.

         On January 18, 2001 Messrs. Houston, Thompson and Green each received a grant of 10,000 restricted common stock shares. Messrs. Houston and Thompson's grants were issued in lieu of any cash bonuses. One-fifth of these shares granted vest on each anniversary date of the grants.

         In the event the employee terminates service prior to vesting in the any of these grant shares (except as a result of death and disability), the restricted common stock shares will be forfeitable. Messrs. Houston, Thompson, and Green will be entitled to vote and receive any dividends declared with respect to all vested and unvested shares.

(5) Includes 19,305 shares held in Mr. Green's account in the company's ESOP and 61,012 grant shares which are not yet vested.

(6) Includes 204,276 shares owned by a family limited partnership of which Mr. Houston is the sole general partner, 112,022 grant shares which are not yet vested, and 121,577 shares held in Mr. Houston's account in the company's ESOP. The amount also includes 4,074 shares in the ESOP which have not been allocated to the account of any company employee and for which Mr. Houston holds voting power as sole trustee of the ESOP, but in which he has no economic interest.

(7) Mr. Knox was elected to the Board to replace his father, Mr. Boone A. Knox, at a special meeting held by the Board of Directors in February 2001. His shares include 110,750 shares owned by a family limited partnership, of which Mr. Knox is a general partner and 11,046 shares owned by a charitable trust, of which Mr. Knox is Executive Director. Mr. Knox shares the power to vote and dispose of these shares.

(8) Includes 286 shares owned by Mr. Thompson's wife and children, 37,379 shares held in Mr. Thompson's account in the company's ESOP, and 112,022 grant shares which are not yet vested.

(9) Merry Land Properties, Inc. was formed on September 3, 1998 as a corporate subsidiary of Merry Land & Investment Company, Inc. in connection with a transaction in which Merry Land & Investment Company was merged into another real estate investment trust on October 19, 1998. On October 15, 1998 the common stock of Merry Land Properties was spun off to the common shareholders of Merry Land & Investment Company. When the merger was completed, Merry Land Properties began operating as an independent public company.

                          THE BOARD AND ITS COMMITTEES

         The Board met four times in 2000. The Board maintains an Executive Committee and an Audit and Compensation Committee but no Nominating Committee. The Executive Committee is empowered to conduct the business of the company between Board meetings and met eight times in 2000. The Audit and Compensation Committee supervises the company's independent public accounting firm and determines the compensation for the Executive Officers of the company. They met once in 2000. All directors attended all of the meetings of the Board and the committees on which they served in 2000.

         Directors, with the exception of Messrs. Houston and Thompson, receive fees of $1,000 for each Board meeting and Audit and Compensation Committee meeting attended, and $250 for each Executive Committee Meeting attended. In addition, the Board awarded 2,000 shares of company common stock in January 2001 to each Director serving with the exception of Messrs. Houston and Thompson. Messrs. Houston and Thompson, who are company employees, received no compensation in 2000 for their service on the Board or its committees. Mr. Jefferson Knox was elected to the Board to fill a vacancy resulting from the resignation of his father, Mr. Boone A. Knox, at a special meeting held by the Board of Directors in February 2001.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Policies

         The Company's Audit and Compensation Committee acts on compensation matters for the Chairman and President as well as for Directors. The Board of Directors acts as a whole on compensation matters for the other executive officers and the administration of stock grants.

         The Board's goal in setting executive compensation is to link pay to company performance by making stock based compensation a significant component of executive pay and by paying discretionary cash bonuses on the basis of company as well as individual performance. In determining all forms of compensation the Board evaluates the company's overall performance, competitors' levels of base salary, cash bonuses and stock based plans, the level of compensation necessary to attract and retain executive talent and the executive officer's contribution toward the achievement of the company's goals of increasing shareholder value. Company performance is measured by several indicators, including stock price performance and growth in funds from operations.

         In April 2000 the stockholders of the company approved the 2000 Management Incentive Plan under which 250,000 common stock shares were made available for stock grants in addition to the original shares that had been approved under the 1998 Management Incentive Plan. The Board's objective was to continue to attract, compensate and retain directors, executive officers and key employees in a very competitive employment market and to provide them with appropriate incentives and performance rewards, while aligning their interests with the interests of the stockholders. In January 2000 the three executive officers received a combined total of 50,000 restricted stock grants of the company's common stock in lieu of additional cash bonuses for 1999. In January 2001 these executive officers also received a combined total of 30,000 these restricted stock grants in lieu of additional cash bonuses for 2000. Unvested portions of these and all other grants are forfeited if the holder's employment is terminated except for death or disability.

         The Omnibus Budget Reconciliation Act of 1993 provides that compensation in excess of $1 million per year paid to the chief executive officer of a company as well as the other named executive officers listed in the company's proxy statement will not be deductible unless the compensation is "performance-based" and the related compensation plans are approved by shareholders. The company does not anticipate its executive compensation will come within the reach of this legislation.

Compensation of the Chief Executive Officer

         Although the Audit and Compensation Committee has not established any policy that would maintain the overall executive compensation level within any particular range of industry norms, the intent of the Board is that compensation of the Chief Executive Officer should be no more than is typical for chief executives of similar companies of similar size. The committee believes that its stock grant program is a key element in motivating the Chief Executive Officer to achieve the company's financial and operational objectives. Under this program a substantial portion of compensation is tied to continued employment by the company and to increases in the price of the company's common stock and the payment of cash dividends, if any.

         Mr. Houston received a base salary of $96,154 in 2000 and will receive a base salary of $100,000 in 2001. In lieu of cash bonuses for 1999 and 2000 he received separate grants for 20,000 and 10,000 shares of restricted stock, respectively, which had an average value on each grant date of $4.875 and $5.25 per share on January 20, 2000 and January 18, 2001, respectively.

         If he is still employed by the company, one fifteenth of the October 1998 restricted common stock grants become vested on each anniversary date of the award beginning on the date granted and one fifth of the January 2000 and 2001 restricted common stock grants become vested on each anniversary date of the award beginning in January 2001 and January 2002, respectively.

         At the market price of $6.56 per share on March 5, 2001, the value of the 25,505 shares currently vested would be approximately $167,389. The value of the total awards once vested using the value at the time of each grant would be $627,420. Mr. Houston is entitled to vote and to receive any dividends declared with respect to both vested and unvested shares. He will also be entitled to further compensation and awards as may be approved in the future by the Board.

                                                    David W. Cobb

                                               W. Tennent Houston

                                             Jefferson B. A. Knox

                                                 Stewart R. Speed

                                              Michael N. Thompson

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued for services by the company's three executive officers for the period from October 15, 1998 (the date Merry Land began operating as an independent company) to December 31, 2000.


                                                                                            Long-Term
                                                          Annual Compensation              Compensation
                                                       --------------------------          ------------
                                                                                            Restricted          All Other
                                                         Salary           Bonus            Stock Awards       Compensation(1)
----------------------------------------------------------------------------------------------------------------------------
W. TENNENT HOUSTON                      2000           $  96,154               --           $  97,500(4)        $  14,558(2)

  Chairman and Chief                    1999                  --(6)            --                  --               3,600
  Executive Officer
                                        1998(7)               --(6)            --             477,420(5)              716

MICHAEL N. THOMPSON                     2000              96,154               --              97,500(4)           14,558(2)

  President and Chief                   1999                  --(6)            --                  --               3,600
  Operating Officer
                                        1998(7)               --(6)            --             477,420(5)              716

DORRIE E. GREEN                         2000             100,420        $  20,000              48,750(4)           14,993(3)

  Vice President and Chief              1999             100,000           50,000                  --              18,600(3)
  Financial Officer
                                        1998(7)        $  16,923        $   4,000           $ 238,710(5)        $   2,408(3)

(1) Messrs. Houston, Thompson, and Green each receive $300 per month auto allowance, as do all employees of the company who frequently use their car on company business.

(2) The company contributed $9,689 and $1,269, respectively, to the ESOP and 401K accounts of both Messrs. Houston and Thompson for 2000.

(3) The company contributed $10,119, $15,000 and $1,692 to the ESOP account of Mr. Green for 2000, 1999 and 1998, respectively and contributed $1,275 to his 401K account in 2000.

(4) Based upon the average of the high and low prices on the date of the January 2000 grant of $4.875 per Common Stock share, the restricted common stock shares vested to each of Messrs. Houston and Thompson had a market value of $19,500, and the restricted common stock shares vested to Mr. Green had a market value of $9,750. The value of vested shares of each such grant, based on the closing price of $5.375 per share of the company's common stock shares on December 31, 2000 was $21,500 for Messrs. Houston and Thompson, and $10,750 for Mr. Green. Based upon the average of the high and low prices on the date of this grant of $4.875 per common stock share, the market value of both the vested and unvested shares to Messrs. Houston, Thompson and Green were $97,500, $97,500 and $48,750, respectively. See footnote 4 on page 4.

(5) Based upon the average of the high and low prices on the date of the October 1998 grant of $4.44 per Common Stock share, the restricted common stock shares vested to each of Messrs. Houston and Thompson had a market value of $95,482, and the restricted common stock shares vested to Mr. Green had a market value of $47,739. The value of vested shares of each such grant, based on the closing price of $5.375 per share of the company's common stock shares on December 31, 2000 was $115,589 for Messrs. Houston and Thompson, and $57,792 for Mr. Green. Based upon the average of the high and low prices on the date of this grant of $4.44 per common stock share, the market value of both the vested and unvested shares to Messrs. Houston, Thompson and Green were $477,420, $477,420 and $238,712, respectively. See footnote 4 on page 4.

(6) Messrs. Houston and Thompson did not receive any base pay or cash bonus from Merry Land Properties in 1999 or 1998.

(7) Includes amounts paid for the period from October 15, 1998 to December 31, 1998. On October 15, 1998 the shares of Merry Land Properties, Inc., a newly created subsidiary of Merry Land & Investment Company, Inc. were spun out as a dividend to that firm's stockholders in conjunction with the old Merry Land's merger into another real estate investment trust.

                          STOCK PRICE PERFORMANCE GRAPH

         The graph below compares the cumulative total return to the shareholders of Merry Land Properties, Inc. to the S&P 500 Index and a peer group constructed by the company and assumes the reinvestment of all dividends at the market price on the day the dividend was paid for the period beginning October 15, 1998 and ending December 31, 2000.

             Date                      Merry Land                 S&P 500                   Peer Group
           --------                    ----------                 -------                   ----------
           10/15/98                      $ 100                     $ 100                      $ 100
           12/31/98                         82                       116                         96
            3/31/99                        132                       121                         95
            6/30/99                        111                       129                        107
            9/30/99                        124                       121                        104
           12/31/99                        130                       138                        103
            3/31/00                        127                       141                        107
            6/30/00                        117                       137                        124
            9/30/00                        123                       135                        125
           12/31/00                      $ 121                     $ 124                      $ 118

         Assumes $100 invested on October 15, 1998 in Merry Land Properties, Inc., S&P 500 and the peer group. The peer group comprises publicly traded companies which are engaged principally or in significant part in the development, ownership, and management of multi-family residential real estate in the Southern United States. The peer group consists of Cornerstone Realty Income Trust, Gables Residential Trust, Mid America Apartment Community, Inc., Post Properties, Inc., Summit Properties Inc., and United Dominion Realty Trust Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The close of business on March 5, 2001 has been set as the record date for determination of shareholders entitled to notice of and to vote at the meeting. On March 5, 2001 the total number of outstanding shares of the company's common stock (the only voting securities of the company) was 2,712,966, each of which is entitled to one vote. The table below sets forth certain information concerning the only persons known to the company to beneficially own more than 5% of the outstanding common stock, and the beneficial ownership of common stock of the directors and executive officers as a group:

                                                  Amount and nature of
          Name and address of                  beneficial ownership as of        Percent of
           beneficial owner                           March 5, 2001               class(3)
-------------------------------------------------------------------------------------------
         W. Tennent Houston
           2821 Hillcrest Ave                         477,117(1)                   17.6%
           Augusta, GA 30909

         Michael N. Thompson
           2 Marsh Harbor Drive                       283,177(1)                   10.4%
           Savannah, GA 31410

         Bard Associates, Inc.
           135 S. LaSalle St.,
           Suite 2320                                 139,982(2)                    5.2%
           Chicago, IL 60603

         All directors and officers as a            1,006,911(1)                   37.0%
           group

         (1)      See "Directors and Executive Officers".

         (2) According to a beneficial ownership report (Schedule 13G) filed with the Securities and Exchange Commission dated February 7, 2001, Bard Associates, Inc. had sole dispositive power over all such shares shown above and sole voting power for 64,761 of the shares.

         (3)      Assumes 2,712,966 outstanding shares.

                             AUDIT COMMITTEE REPORT

         The combined Audit and Compensation Committee has (1) reviewed the company's audited financial statements for the year ended December 31, 2000 and discussed them with management, (2) discussed with the company's independent accountant the matters required to be discussed by Statement of Auditing Standard 61, as amended, (3) received written disclosures and a letter from the company's independent accountants required by Independence Standards Board Statement No. 1, and (4) discussed the independence of the company's accountants with the accountants. Based on the foregoing discussions, the Audit Committee recommended to the company's Board of Directors that the company's audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2000.

         When it meet in January 2001 the Audit and Compensation Committee was comprised of Messrs. Boone A. Knox, David W. Cobb, and Stewart R. Speed, all of whom were nonemployee directors of the company. Upon the resignation of Mr. Boone A. Knox in February 2001, Mr. Jefferson B.A. Knox succeeded his father as a nonemployee member of this committee. Please refer to the attached Appendix A for a copy of the Audit Committee's Charter.

                              INDEPENDENT AUDITORS

         The Board of Directors and the Audit and Compensation Committee have appointed the firm of Arthur Andersen LLP as the company's independent public accountants for the fiscal year ended December 31, 2001. A representative of the accounting firm will be present at the annual meeting and will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if desired.

         Audit Fees. The aggregate fees billed for professional services rendered by the company's independent auditors for the audit of the company's annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in the company's quarterly reports on Form 10-Q for that year were approximately $40,000.

         Other Fees. Other fees billed which included income tax services and the audit of the ESOP were $44,250.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

         Any shareholder may present a proposal for consideration at future meetings of the shareholders. The procedures which a shareholder must follow to submit a proposal are fully set forth in Rule 14a-8 of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         Among other requirements of the rule is a requirement that proposals for consideration at the next annual meeting of the company's shareholders must be received at the company's principal office not later than November 19, 2001.

                                  OTHER MATTERS

         The Board knows of no other matters to be brought before the meeting. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their discretion and judgment in such matters.

         THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR 2000. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO DORRIE E. GREEN, SECRETARY, MERRY LAND PROPERTIES, INC., P.O. BOX 1417, AUGUSTA, GEORGIA 30903.

MARCH 21, 2001                                       MERRY LAND PROPERTIES, INC.

APPENDIX A

                           MERRY LAND PROPERTIES, INC.
                        AUDIT AND COMPENSATION COMMITTEE
                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.

RESPONSIBILITIES

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

         Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

         Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

         Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

         Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

         Review accounting and financial human resources and succession planning within the company.

         Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                           MERRY LAND PROPERTIES, INC.

                                  P.O. Box 1417

                             Augusta, Georgia 30903

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby constitutes and appoints W. Tennent Houston and Michael N. Thompson, or either of them present at the annual meeting to be held on Thursday, April 19, 2001 at 10:00 a.m. at the company's corporate office located at 624 Ellis Street, Augusta, Georgia, and at any or all adjournments, with power of substitution, as the undersigned's true and lawful attorney and proxy to represent the undersigned at that meeting and to vote in the undersigned's name, that number of shares which the undersigned is entitled to vote. The undersigned's attorney and proxy is hereby instructed to vote as follows:

--------------------------------------------------------------------------------
1.       ELECTION OF DIRECTORS

[ ] FOR the nominees listed below       [ ] WITHHOLD AUTHORITY to vote for the
    (except those marked to the             nominees below
     contrary below)

                 DAVID W. COBB                              STEWART R. SPEED
--------------------------------------------------------------------------------
2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

         [ ] FOR                                [ ] WITHHOLD AUTHORITY
--------------------------------------------------------------------------------
This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS.
--------------------------------------------------------------------------------
        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, sign in partnership name by authorized person.


------------------------------------

                                    - PLEASE INDICATE ANY CHANGE IN ADDRESS

                                    Dated:                             , 2001
                                    -------------------------------------------


                                    -------------------------------------------
                                    Signature of Shareholder


                                    -------------------------------------------
                                    Signature if held jointly


                                    PLEASE SPECIFY CHOICES, SIGN, DATE AND
                                    RETURN IN THE ENCLOSED POSTAGE PAID
------------------------------------ENVELOPE.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                       15